FOR IMMEDIATE RELEASE

For More Information, Contact:

William A. Gehman III

EVP and CFO

Carolina Financial Corporation

843.723.7700

John W. Hobbs

SVP and CFO

Greer Bancshares Incorporated

864.877.2000

Carolina Financial Corporation Announces Agreement to Acquire Greer Bancshares Incorporated

Charleston, S.C., [November 8], 2016 – Carolina Financial Corporation (Nasdaq: CARO) announced today the signing of a definitive merger agreement under which Carolina Financial will acquire Greer Bancshares Incorporated (OTC Pink: GRBS) (“Greer Bancshares”). Upon completion of the acquisition, Greer Bancshares’ bank subsidiary, Greer State Bank will be merged with and into Carolina Financial’s bank subsidiary, CresCom Bank.

Greer Bancshares, which is headquartered in Greer, South Carolina, currently operates four banking locations in the Greenville-Anderson-Mauldin, South Carolina MSA. As of September 30, 2016, Greer Bancshares reported assets of $381 million, gross loans of $211 million and deposits of $296 million.

"We are pleased to announce this partnership with Greer State Bank. The Upstate South Carolina market continues to be a growing and dynamic market, and we are excited to expand our current franchise further into the Upstate. We look forward to being able to provide new products and services to our new customers in the Upstate while continuing the same great service Greer State Bank customers have come to love and appreciate from their local bankers," said Jerry Rexroad, Chief Executive Officer of Carolina Financial Corporation.

The combined company will have approximately $2.0 billion in assets, $1.6 billion in loans and $1.5 billion in deposits. This transaction will further solidify Carolina Financial’s position as one of the largest South Carolina-based community banks. Additionally, the combination will expand Carolina Financial’s presence in the attractive and growing Upstate market through the addition of four branches and an experienced lending team with deep local ties. The transaction is expected to be immediately accretive to earnings per share (before acquisition costs), with tangible book value per share recovered in less than 2.5 years.

Rick Medlock, President and Chief Executive Officer of Greer Bancshares Incorporated, commented, “We are excited about partnering with Carolina Financial Corporation and CresCom Bank. Our companies share very similar philosophies, cultures and core values. We believe that the strength and resources provided by Carolina Financial Corporation will enable us to expand the products and services available to our customers.”

The merger agreement has been unanimously approved by the boards of directors of each company. The transaction is expected to close in the first quarter of 2017 and is subject to customary conditions, including both regulatory approvals and approval by Greer Bancshares’ shareholders. Subject to the terms of the merger agreement, the shareholders of Greer Bancshares will have the right to receive $18.00 per share of common stock, payable, at their election and subject to certain limitations, in cash or in shares of Carolina Financial Corporation common stock based upon a fixed exchange ratio of 0.782. Per the agreement, 10% of the consideration will be paid in cash and 90% will be in newly issued shares of Carolina Financial common stock. This equates to an aggregate deal value of $45.1 million based on the per share price of $18.00.

Keefe, Bruyette & Woods, Inc. is serving as financial advisor and Nelson Mullins Riley & Scarborough LLP is serving as legal counsel to Carolina Financial. Raymond James & Associates, Inc. is serving as financial advisor and Wyche, P.A. is serving as legal counsel to Greer Bancshares.

Carolina Financial has agreed to seek a hearing with respect to the fairness of the terms and conditions of the proposed transaction before the Securities Division of the Office of the South Carolina Attorney General (the “SC Securities Commissioner”) under Section 35-1-202(9) of the South Carolina Uniform Securities Act of 2005. Upon successful completion of this process, the Carolina Financial common stock issued to the shareholders of Greer Bancshares in the transaction will be exempt from registration under the federal securities laws pursuant to the exemption provided in Section 3(a)(10) of the Securities Act of 1933, as amended, and therefore freely tradeable.

Conference Call

A conference call will be held at 11:00 a.m., Eastern Time on November 8, 2016. The conference call can be accessed by dialing (855) 218-6998 or (615) 247-5963 and requesting the Carolina Financial Corporation merger call. The conference ID number is 15231704. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately three hours after the call by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 15231704.

About Carolina Financial Corporation

Carolina Financial is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. Carolina Financial trades on NASDAQ under the symbol CARO. As of September 30, 2016, Carolina Financial had approximately $1.7 billion in total assets, and Crescent Mortgage Company originated loans in 45 states and partnered with community banks, credit unions and mortgage brokers. In 2016, Carolina Financial was ranked #8 on American Banker’s 2015 list of “Top 200 Community Banks and Thrifts as Ranked by Three-Year Average ROE”, and was added to the Russell 2000 as part of the 2016 Russell indexes reconstitution. In June 2016, Carolina Financial completed its previously announced merger with Congaree Bancshares, Inc.

About Greer Bancshares Incorporated

Greer Bancshares is a one-bank holding company which was formed in July of 2001 and serves as the parent company of Greer State Bank, owning 100% of its common stock. Greer State Bank was chartered in August of 1988 by the State of South Carolina, and the bank opened for business on January 3, 1989. Since its opening, Greer State Bank has grown to over $381 million in assets and serves the Greer community with four offices and two electronic banking channels, including an Internet banking service at www.greerstatebank.com.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by Carolina Financial or any person that the future events, plans, or expectations contemplated by the company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions); (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning Carolina Financial or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information About the Acquisition

Carolina Financial intends to file with the Securities Division of the Office of the South Carolina Attorney General (the “SC Securities Commissioner”) an application under Section 35-1-202(9) of the South Carolina Uniform Securities Act of 2005 requesting the issuance of an order on the fairness of the terms and conditions of the proposed transaction. In connection therewith, the shareholders of Greer Bancshares will receive notice of and be entitled to attend a hearing before the SC Securities Commissioner. Following the hearing and the issuance of an order by the SC Securities Commissioner, a proxy statement containing the order and other important information about the proposed transaction, Greer Bancshares and Carolina Financial will be mailed to the shareholders of Greer Bancshares. The shareholders of Greer Bancshares are urged to read the proxy statement, which will include the merger agreement and the exhibits thereto, and other related documents (including any amendments or supplements thereto) carefully when they become available.